POWERS OF ATTORNEY


            KNOW ALL PERSONS BY THESE PRESENTS,  that the  undersigned  Trustees and Officers of Russell Investment Company (the "Trust") do hereby severally constitute and appoint Gregory J. Lyons and Mary Beth Rhoden, or either of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with the Trust's Registration Statement on Form N-1A (File Nos. 002-71299 and 811-3153), Post-Effective Amendment Nos. 91, 92, 93, 94, 95, 96, 97, 98, 99, 100, 101, 102, 103, 104, 105, 106, 107, 108, 109
and 110 and any and all amendments or supplements thereto and any other of the Fund's filings with the Securities Exchange Commission, including proxy statements and filings on Form N-14, with full power and authority to execute said Registration Statement, Post-Effective Amendment or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

            WITNESS the due execution hereof on the date and in the capacity set forth below.



SIGNATURE                         TITLE                            DATE
---------                         -----                            ----


/s/ Greg J. Stark                 President and                    1/25/07
-----------------                 Chief Executive Officer
Greg J. Stark


/s/ Mark E. Swanson               Treasurer, in his capacity as    1/25/07
-------------------               Chief Accounting Officer
Mark E. Swanson


/s/ Thaddas L. Alston             Trustee                          1/25/07
---------------------
Thaddas L. Alston


/s/ Kristianne Blake              Trustee                          1/25/07
--------------------
Kristianne Blake


/s/ Daniel P. Connealy            Trustee                          1/25/07
----------------------
Daniel P. Connealy


/s/ Jonathan Fine                 Trustee                          1/25/07
-----------------
Jonathan Fine


/s/ Raymond P. Tennison, Jr.      Trustee                          1/30/07
----------------------------
Raymond P. Tennison, Jr.


/s/ Jack R. Thompson              Trustee                          1/25/07
--------------------
Jack R. Thompson


/s/ Julie W. Weston               Trustee                          1/25/07
-------------------
Julie W. Weston